Exhibit 8.1

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637

Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrown.com

September 2, 2010

RFS Holding, L.L.C.
901 Main Avenue

Norwalk, Connecticut 06851

Re:                               RFS Holding, L.L.C.
Registration Statement on Form S-3

We have acted as special counsel for RFS Holding, L.L.C., a Delaware limited liability company (“RFSHL”) in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) and the related base prospectus (the “Base Prospectus”) and form of prospectus supplement (together with the Base Prospectus, the “Prospectus”) filed by RFSHL with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”), registering asset-backed notes (the “Notes”) to be issued pursuant to the Master Indenture, dated as of September 25, 2003, as amended by the Omnibus Amendment to Securitization Documents, dated as of February 9, 2004, and as further amended by the Second Amendment to Master Indenture, dated as of June 17, 2004, the Third Amendment to Master Indenture, dated as of August 31, 2006, the Fourth Amendment to Master Indenture, dated as of June 28, 2007, the Fifth Amendment to Master Indenture, dated as of May 22, 2008, and the Sixth Amendment to Master Indenture, dated as of August 7, 2009 (as so amended, the “Master Indenture”), between GE Capital Credit Card Master Note Trust (the “Note Trust”) and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by a related Indenture Supplement (the “Indenture Supplement,” and together with the Master Indenture, the “Indenture”), between the Note Trust and the Indenture Trustee, substantially in the form filed as Exhibit 4.1 to the Registration Statement.  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned in the Indenture.

Our opinion is based on our examination of the Prospectus, the Indenture and such other documents, instruments and information as we considered necessary.  Our opinion is also based on (i) the assumption that neither the Indenture Trustee nor any affiliate thereof will become either the servicer or the delegee of the servicer; (ii) the assumption that all agreements relating to the creation of the Note Trust and the issuance and sale of the Notes will remain in full force and effect; (iii) the assumption that all agreements and documents required to be executed and

Mayer Brown LLP operates in combination with our associated English limited liability partnership and Hong Kong partnership (and its associated entities in Asia) and is associated with Tauil & Chequer Advogados, a Brazilian partnership.

delivered in connection with the issuance and sale of the Notes will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus, and the transactions contemplated to occur under such agreements and documents in fact occur in accordance with the terms thereof; and (iv) currently applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions.  This opinion is subject to the explanations and qualifications set forth under the caption “Federal Income Tax Consequences” in the Base Prospectus and under the heading “Structural Summary — Tax Status” in the form of prospectus supplement.  No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

While the tax description does not purport to discuss all possible federal income tax ramifications of the purchase, ownership, and disposition of the Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, as amended,  based on the foregoing, as of the date hereof, we hereby adopt and confirm the statements set forth in the Base Prospectus under the heading “Federal Income Tax Consequences” and in the form of prospectus supplement under the heading “Structural Summary — Tax Status,” which discuss the federal income tax consequences of the purchase, ownership and disposition of the Notes.  There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.  We express no opinion with respect to any series of Notes for which we do not act as counsel to you.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading “Federal Income Tax Consequences” in the Base Prospectus and under the heading “Structural Summary — Tax Status” in the form of prospectus supplement, without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit.

Very truly yours,

/s/ MAYER BROWN LLP
MAYER BROWN LLP